UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2019

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2019, Nuvectra Corporation (the “Company”) and its wholly owned subsidiaries, Algostim LLC and Pelvistim LLC, entered into a Fifth Amendment to its Loan and Security Agreement, dated as of March 18, 2016, as amended, with Oxford Finance LLC and Silicon Valley Bank to revise certain financial covenants that require the Company to achieve quarterly product revenues at specified levels.

The above description of the amendment is not complete and is qualified by reference to the complete text of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Loan and Security Agreement, dated April 22, 2019, among Nuvectra Corporation, Algostim LLC, and Pelvistim LLC and Oxford Finance LLC and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVECTRA CORPORATION

Date: April 26, 2019	/s/ Walter Z. Berger
Walter Z. Berger
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Loan and Security Agreement, dated April 22, 2019, among Nuvectra Corporation, Algostim LLC, and Pelvistim LLC and Oxford Finance LLC and Silicon Valley Bank.